UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 8, 2019
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
104 S. Michigan
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2019, the Board of Directors (the “Board”) of Coeur Mining, Inc. (the “Company”) increased its size to eleven (11) members and appointed Brian E. Sandoval to the Board to fill the vacancy created by such increase. Mr. Sandoval was also appointed to the Environmental, Health, Safety and Corporate Responsibility Committee of the Board. Mr. Sandoval will receive compensation for his service on the Board consistent with the Company’s 2019 director compensation program for non-employee directors which will be described in the Company’s proxy statement to be filed in connection with the Company’s 2019 Annual Meeting of Stockholders. The Company’s 2018 director compensation program is more fully described under “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 28, 2018.
The press release issued by the Company on March 11, 2019 announcing the appointment of Mr. Sandoval is included as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 8, 2019, the Board approved amendments to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) to implement proxy access. The amendments took effect upon approval by the Board.
Section 2.13 has been added to permit a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director nominees constituting up to the greater of two nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws. Proxy access will be available for stockholders beginning at the Company’s 2020 Annual Meeting of Stockholders.
In order to reflect the adoption of proxy access, the Bylaws were also amended to make minor changes to the provisions on special meetings of stockholders in Section 2.2, the submission of information by director nominees in Section 2.9 and the advance notice provisions in Section 2.10. In particular, the amendments update the “net long” definition in Section 2.2 for purposes of incorporating it into the “net long” definition used in the proxy access bylaw described above, so that the two definitions are aligned.
The amendments also make other clarifying, conforming, and technical or non-substantive changes.
The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws effective March 8, 2019
Exhibit 99.1	Press Release dated March 11, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: March 11, 2019	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Corporate Secretary